EXHIBIT 5.5
DEWEY BALLANTINE LLP
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000     FAX 212 259-6333
March 8, 2007
PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
Two North Ninth Street
Allentown, Pennsylvania 18101
Ladies and Gentlemen:
     We are acting as special counsel for each of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL”), PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (“PPL Capital”) and PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (“PPL Energy” and, together with PPL and PPL Capital, the “Registrants”), in connection with the proposed issuance and sale from time to time of a presently indeterminate principal amount of securities (“Securities”), including
     (i) unsecured and subordinated debt securities of PPL Capital (“PPL Capital Subordinated Debt Securities”), together with guarantees (the “Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Guarantees to be issued under a subordinated indenture, as it may be amended or supplemented by one or more supplements relating to the PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”), of PPL Capital and PPL Corporation to The Bank of New York, as trustee;
     (ii) unsecured and subordinated debt securities of PPL Energy (“PPL Energy Subordinated Debt Securities”) to be issued under a subordinated indenture, as it may be amended or supplemented by one or more supplements relating to the PPL Energy Subordinated Debt Securities (the “PPL Energy Subordinated Indenture”), of PPL Energy to The Bank of New York, as trustee; and
     (iii) certain other securities of the Registrants;
all as contemplated by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-132574, 333-132574-01 and 333-132574-02, originally filed on March 20, 2006), to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof (as so amended, the

NEW YORK	WASHINGTON, D.C.	LOS ANGELES	EAST PALO ALTO	HOUSTON	AUSTIN

LONDON	WARSAW	FRANKFURT	MILAN	ROME	BEIJING

PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
March 8, 2006

“Registration Statement”), for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Subordinated Indenture and the PPL Energy Subordinated Indenture.
     For purposes of this opinion letter, we have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities have been filed with the Commission; (iii) the subordinated indenture pursuant to which any such debt Securities have been issued shall have become qualified under the Trust Indenture Act; (iv) the board of directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the subordinated indentures, the issuance and sale of such Securities, and, if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplements relating to such Securities; and (v) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.
     In addition, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

A.	PPL Capital Securities
     We are of the opinion that the PPL Capital Subordinated Debt Securities will be legally issued and binding obligations of PPL Capital and that the Guarantees thereof will be legally issued and binding obligations of PPL when:
     (a) The PPL Capital Subordinated Indenture shall have been duly authorized, executed and delivered by PPL, PPL Capital and the trustee thereunder;
     (b) PPL Capital shall have duly established the terms of the PPL Capital Subordinated

PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
March 8, 2006

Debt Securities and executed the PPL Capital Subordinated Debt Securities, PPL shall have duly executed and delivered the Guarantees and the PPL Capital Subordinated Indenture trustee shall have duly authenticated the PPL Capital Subordinated Debt Securities and the Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Subordinated Indenture and all necessary corporate authorizations; and
     (c) PPL Capital shall have issued, sold and delivered the PPL Capital Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Energy Securities
     We are of the opinion that the PPL Energy Subordinated Debt Securities will be legally issued and binding obligations of PPL Energy when:
     (a) The PPL Energy Indenture shall have been duly authorized, executed and delivered by PPL Energy and the trustee thereunder;
     (b) PPL Energy shall have duly established the terms of the PPL Energy Subordinated Debt Securities and executed the PPL Energy Subordinated Debt Securities, and the PPL Energy Subordinated Indenture Trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Subordinated Indenture and all necessary limited liability company authorizations; and
     (c) PPL Energy shall have issued, sold and delivered the PPL Energy Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.
     Our opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditor’s and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and generally principles of equity, and by requirements of reasonableness, good faith and fair dealing.
     In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.
     This opinion is limited to the laws of the State of New York and the Commonwealth of Pennsylvania, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, the applicable provisions of the Delaware

PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
March 8, 2006

Constitution and the reported judicial decisions interpreting such Delaware laws, and the federal laws of the United States of America. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Michael A. McGrail, Associate General Counsel of PPL Services Corporation, Inc., a subsidiary of PPL Corporation, which is being filed as Exhibit 5.4 to the Registration Statement. In rendering his opinion, Mr. McGrail may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.
     We hereby authorize and consent to the use of this opinion as Exhibit 5.5 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DEWEY BALLANTINE LLP